UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2015, Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an Eighth Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement dated July 31, 2013 (as amended from time to time, the “Credit Agreement”), by and among the Partnership, as borrower, the administrative agent and the lenders party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement and Amendment.

Among other things, the Amendment:

•	reduces the borrowing base under the Credit Agreement from $750.0 million to $700.0 million;

•	increases the applicable margin on Eurodollar loans and ABR loans by 0.25% from previous levels;

•	permits the incurrence of third lien debt subject to the satisfaction of certain conditions, including pro forma financial covenant compliance;

•	upon the issuance of any third lien debt, reduces the borrowing base by 25% of the stated amount of such third lien debt (other than third lien debt that is used to refinance senior notes, second lien debt and other third lien debt);

•	suspends compliance with a maximum ratio of Total Funded Debt to EBITDA until the four fiscal quarter period ending March 31, 2017 and revises the maximum ratio of Total Funded Debt to EBITDA to be 5.75:1.00 for the four quarter periods ending March 31, 2017 and June 30, 2017, 5.50:1.00 for the four quarter periods ending September 30, 2017 and December 31, 2017, 5.25:1.00 for the four quarter period ending March 31, 2018, and 5.00:1.00 for each four fiscal quarter period ending thereafter;

•	replaces the requirement to maintain compliance with a maximum ratio of Senior Secured Total Funded Debt to EBITDA with compliance with a maximum ratio of First Lien Debt to EBITDA of 2.75:1.00; and

•	resets the distribution to $0.15 per common unit. Increases to the distributions per common unit are permitted once the ratio of Total Funded Debt to EBITDA is under 5.00:1.00 and there is 15% liquidity under the borrowing base.

The Amendment was approved by the lenders and was effective on November 23, 2015. This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Eighth Amendment dated as of November 23, 2015 to Second Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Energy Group, LLC, its general partner

Date: November 25, 2015	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Its:	Chief Financial Officer of ARP